CMA Multi-State Municipal Series Trust
Series Number: 8
File Number: 811-5011
CIK Number: 810598
CMA Pennsylvania Municipal Money Fund
For the Period Ending: 03/31/2005

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner, & Smith Inc., for the year ended March 31, 2005.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

05/06/2004	$5,200	Indiana County PA Indl Dev	1.07%	06/01/2027